First Quarter Fiscal Year 2019 Earnings Presentation February 7, 2019 Nasdaq: OCSI Exhibit 99.2

Forward Looking Statements Some of the statements in this presentation constitute forward-looking statements because they relate to future events or our future performance or financial condition. The forward-looking statements contained in this presentation may include statements as to: our future operating results and distribution projections; the ability of Oaktree Capital Management, L.P. (“Oaktree”) to reposition our portfolio and to implement Oaktree’s future plans with respect to our business; our business prospects and the prospects of our portfolio companies; the impact of the investments that we expect to make; the ability of our portfolio companies to achieve their objectives; our expected financings and investments and additional leverage we may seek to incur in the future; the adequacy of our cash resources and working capital; the timing of cash flows, if any, from the operations of our portfolio companies; and the cost or potential outcome of any litigation to which we may be a party. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this presentation involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” and elsewhere in our annual report on Form 10-K for the fiscal year ended September 30, 2018. Other factors that could cause actual results to differ materially include: changes in the economy, financial markets and political environment; risks associated with possible disruption in our operations or the economy generally due to terrorism or natural disasters; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities) and conditions in our operating areas, particularly with respect to business development companies or regulated investment companies; and other considerations that may be disclosed from time to time in our publicly disseminated documents and filings. We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation, and we assume no obligation to update any such forward-looking statements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Unless otherwise indicated, data provided herein are dated as of December 31, 2018.

Q1 2019 Highlights Net investment income per share of $0.17 Net investment income increased 7% versus the quarter ended December 31, 2017 High quality of earnings as cash interest income represented approximately 95% of total investment income Board of Directors declared a dividend of $0.155 per share, payable on March 29, 2019 to stockholders of record as of March 15, 2019 Monetized approximately $11 million or 20% of non-core investments Non-core investments decreased to less than 10% of the portfolio at fair value as of December 31, 20181 Non-core investments have been reduced by 84% since Oaktree became investment adviser on October 17, 2017 Originated $93 million and funded $88 million of new investment commitments First lien originations represented 93% of new funded investments in 12 new and 7 existing portfolio companies 6.8% weighted average yield at cost of new funded investments Maintained conservative financial position Reduced borrowings by $13 million during the quarter to maintain operating flexibility in light of broader credit market volatility Approximately $70-$180 million of dry powder available to invest in order to increase leverage to our target long-term range of 1.2x-1.6x debt-to-equity 1 2 3 4 1Excludes investments in OCSI Glick JV LLC (“Glick JV”), a joint venture that invests primarily in senior secured loans to middle market companies.

Portfolio Summary as of December 31, 2018 (As % of total portfolio, at fair value; $ in millions) (As % of total portfolio, at fair value) Portfolio Composition Top 10 Industries3 Portfolio Characteristics (at fair value) $553 million invested in 79 companies 99.9% of the total portfolio consists of debt investments1 100% of debt portfolio consists of floating rate investments2 7.8% weighted average yield on debt investments1 $6 million average debt investment size2 < 1% Note:Numbers may not sum due to rounding. 1Includes the investments in Glick JV. 2Debt portfolio excludes the investments in the Glick JV. 3Excludes multi-sector holdings, which is primarily comprised of our investments in the Glick JV.

Portfolio Diversity OCSI’s portfolio is diverse across investments and industries (At % of total portfolio, at fair value) (As % of total portfolio, at fair value) Portfolio by Industry1,2 Diversity by Investment Size Top 10 Investments 25% Next 15 Investments 25% Remaining 53 Investments 40% Glick JV 10% Average Investment Size $6 million1 Industry Group % of Portfolio Software 10.1% Commercial Services & Supplies 9.4% IT Services 7.9% Media 6.5% Aerospace & Defense 6.2% Healthcare Providers & Services 6.0% Professional Services 5.5% Diversified Telecommunication Services 5.0% Pharmaceuticals 4.4% Oil, Gas & Consumable Fuels 4.1% Diversified Financial Services 3.1% Specialty Retail 2.9% Remaining 18 Industries 28.9% Average Industry Exposure 3.3% 1Excludes investments in the Glick JV. 2Based on GICS industry classifications.

Debt Portfolio Company Metrics OCSI’s portfolio has transitioned into higher quality, larger borrowers with lower leverage, reflecting our defensive investment approach Debt Portfolio Company EBITDA1 Debt Portfolio Company Leverage2 Median Debt Portfolio Company EBITDA ($ in millions) Source: S&P Global Market Intelligence. 1Excludes one negative EBITDA borrower. 2 Excludes one unfunded revolving credit facility and two investments on non-accrual, one of which was monetized during the quarter ended June 30, 2018. 3 Represents average debt multiples for CY 2018, as there were not enough middle market observations during the quarter to produce a meaningful average. 3 9/30/17 12/31/17 3/31/18 6/30/18 9/30/18 12/31/18 $67 $90 $83 $105 $110 $125

Non-core Investments: 9% of portfolio Non-core Investments: 58% of portfolio Historical Portfolio Progression Non-core performing private loans represent only 7% of OCSI’s portfolio ($ in millions, at fair value) Portfolio by Category1 1Excludes investments in the Glick JV. -84% Non-core Investments +116% Core Investments

Note:Numbers may not sum due to rounding. Non-core Investment Portfolio Detail Non-core Portfolio Characteristics Monetized approximately $11 million or 20% of non-core investments during the quarter ended December 31, 2018 Exited remaining non-core equity investment and two debt investments $47 million at fair value of non-core investments remain, consisting of the following: Private Loans $34 million at fair value in three companies Average debt price: 92.3% Liquid Investments $12 million at fair value in five companies Comprised of publicly quoted liquid loans Average debt price: 95.6% Non-accrual $0.05 million at fair value in one company Debt price: 5.0% (As % of non-core investment portfolio, at fair value; $ in millions) Non-core Investments by Type (At fair value; $ in millions) Non-core Portfolio Composition < 1%

Core Portfolio Progression Over 99% of OCSI’s core portfolio is comprised of senior secured investments Core Portfolio by Investment Type (At fair value, $ in millions) 99% Senior Secured < $1 < $1 < $1 < $1 < $1

Q1 2019 Portfolio Originations1 $93 million of new investment commitments $88 million of new funded investments $57 million in 12 new portfolio companies and $30 million in 7 existing portfolio companies Diversified across 15 industries 6.8% weighted average yield at cost on new investments 100% of new debt investment commitments at floating rates Average net leverage through tranche: 3.6x2 New Investment Highlights (As % of total portfolio, at fair value – top 10) New Investment Industry Composition (As % of total Q1 2019 funded commitments; $ in millions) New Investment Composition Note:Numbers rounded to the nearest million or percentage point. 1 New investments exclude fundings of existing revolver or delayed draw term loan commitments. 2 Excludes one new investment with negative EBITDA.

OAKTREE
OCSI | Strategic Income Corporation

Historical Financial Information

($ in thousands, except per share data)	Q1'19	Q4'18	Q3'18	Q2'18	Q1'18
Operating Results	**Dec-18**	**Sep-18**	**Jun-18**	**Mar-18**	**Dec-17**
Interest income	$11,204	$13,436	$10,792	$9,121	$10,034
PIK interest income	8	536	571	782	298
Fee income	48	752	299	651	398
Total investment income	**11,259**	**14,724**	**11,661**	**10,555**	**10,731**
Base management fee	1,415	1,437	1,415	1,393	1,412
Part I incentive fee	854	1,181	1,002	480	260
Interest expense	3,223	5,482	3,235	2,898	2,764
Other operating expenses[1]	1,331	1,057	1,285	1,434	1,865
Total expenses	**6,823**	**9,158**	**6,937**	**6,206**	**6,301**
Fees recouped/(waived)	(427)	3	(348)	(240)	(117)
Net expenses	**6,395**	**9,161**	**6,589**	**5,965**	**6,184**
Net investment income	**4,864**	**5,563**	**5,072**	**4,589**	**4,547**
Net unrealized appreciation (depreciation)	(19,761)	2,540	21,214	3,120	1,742
Net realized gains (losses)	1,696	256	(24,560)	973	(4,383)
Net increase (decrease) in net assets resulting from operations	**($13,201)**	**$8,359**	**$1,725**	**$8,683**	**$1,906**
Net investment income per common share	**$0.17**	**$0.19**	**$0.17**	**$0.16**	**$0.15**
Net realized and unrealized gains (losses) per common share	(0.62)	0.09	(0.11)	0.13	(0.09)
Earnings (loss) per common share – basic and diluted	**($0.45)**	**$0.28**	**$0.06**	**$0.29**	**$0.06**
Distributions per common share	$0.155	$0.155	$0.145	$0.140	$0.190

Note: Results during Q1'18 occurred during management transition from Fifth Street Management LLC to Oaktree, which occurred on October 17, 2017.
[1] *Includes professional fees, directors fees, administrator expenses and general and administrative expenses.*

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OAKTREE
OCSI | Strategic Income Corporation

Historical Financial Information

($ in thousands, except per share data) **Select Balance Sheet and Other Data**	**Q1'19** **Dec-18**	**Q4'18** **Sep-18**	**Q3'18** **Jun-18**	**Q2'18** **Mar-18**	**Q1'18** **Dec-17**
Investment Portfolio (at fair value)	$553,351	$556,842	$570,794	$542,673	$541,408
Debt Outstanding[1]	262,157	275,057	258,550	257,978	251,905
Total Net Assets	277,977	295,745	291,953	294,501	289,944
Net Asset Value per share	$9.43	$10.04	$9.91	$9.99	$9.84
Total Leverage	0.94x	0.93x	0.89x	0.88x	0.88x
Weighed Average Yield on Debt Investments[2]	7.8%	7.7%	7.9%	7.9%	7.1%
Cash Component of Weighted Average Yield on Debt Investments	7.7%	7.6%	7.7%	7.7%	6.9%
Weighted Average Yield on Total Portfolio Investments[3]	7.8%	7.7%	7.8%	7.7%	6.9%
Weighted Average Interest Rate on Debt Outstanding	4.5%	4.3%	4.3%	3.7%	3.6%

Note: Results during Q1'18 occurred during management transition from Fifth Street Management LLC to Oaktree, which occurred on October 17, 2017.

[1] *Net of unamortized financing costs.*

[2] *Annual stated yield earned plus net annual amortization of original issue discount or premium earned on accruing investments, including our share of the return on the debt investments in the Glick JV.*

[3] *Annual stated yield earned plus net annual amortization of original issue discount or premium earned on accruing investments and dividend income, including our share of the return on the debt investments in the Glick JV.*

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OAKTREE
OCSI | Strategic Income Corporation

Historical Portfolio Activity

($ in thousands)	Q1'19 Dec-18	Q4'18 Sep-18	Q3'18 Jun-18	Q2'18 Mar-18	Q1'18 Dec-17
Investments at Fair Value	$553,351	$556,842	$570,794	$542,673	$541,408
Number of Portfolio Companies	79	75	72	65	66
Average Portfolio Company Debt Investment Size	$7,100	$7,600	$8,100	$8,500	$8,300
Asset Class:					
Senior Secured Debt	90.1%	89.1%	89.7%	89.0%	89.2%
Glick JV	9.9%	10.5%	10.1%	10.7%	10.6%
Equity	0.0%	0.4%	0.2%	0.3%	0.2%
Interest Rate Type:					
% Floating Rate	100%	100%	100%	100%	100%
Investment Activity at Cost:					
New Investment Commitments	$93,100	$91,800	$113,600	$94,300	$136,200
New Funded Investment Activity[1]	87,000	91,000	114,300	94,700	143,900
Proceeds from Prepayments, Exits, Other Paydowns and Sales	73,100	101,700	83,800	98,400	161,400
Net New Investments[2]	13,900	(10,700)	30,500	(3,700)	(17,500)
Number of New Investment Commitments in New Portfolio Companies	12	13	15	11	17
Number of New Investment Commitments in Existing Portfolio Companies	7	2	1	0	3
Number of Portfolio Company Exits	9	9	8	12	22

Note: Results during Q1'18 occurred during management transition from Fifth Street Management LLC to Oaktree, which occurred on October 17, 2017. Numbers may not sum due to rounding.

1 *New funded investment activity is reflected net of original issue discount and includes drawdowns on existing revolver commitments.*

2 *Net new investments consists of new funded investment activity less proceeds from prepayments, exits, other paydowns and sales.*

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Net Asset Value Per Share Bridge Note:Net asset value per share amounts are based on the shares outstanding at each respective quarter end. Net investment income per share, net unrealized appreciation / (depreciation), and net realized gain / (loss) are based on the weighted average number of shares outstanding for the period.

Capital Structure Overview As of December 31, 2018 1Long-term portfolio leverage may vary depending on market conditions. Multiple capital sources provides us with flexibility to optimize new investment fundings in order to maintain competitive borrowing costs Total leverage of 0.94x debt-to-equity Target leverage ratio of 1.2x to 1.6x1 Funding Sources as of December 31, 2018 Capacity Outstanding Interest Rate Maturity Deutsche Bank Facility $250.0 million $133.5 million LIBOR + 1.90% September 2019 Citibank Revolving Credit Facility $180.0 million $118.7 million LIBOR + 1.70%-2.25% July 2023 East West Bank Facility $25.0 million $10.0 million LIBOR + 2.85% January 2021

Opportunities to Increase Return on Equity Increase portfolio size to operate within long term target leverage ratio range of 1.2x to 1.6x debt-to-equity We expect it will take several quarters and will depend on market conditions in order to reach long term target range as we selectively deploy capital in new investment opportunities Total leverage of 0.94x debt-to-equity Utilize additional investment capacity at the Glick JV Invested in $151 million of investments across 32 companies as of the quarter ended December 31, 2018 Total remaining investment capacity of approximately $50 million (assuming 2.0x leverage) 93%first lien investments; 98% of debt portfolio consists of floating rate investments Modest increase in second lien investments Second liens represented 4% of the portfolio at fair value as of December 31, 2018 Rotation into higher yielding proprietary investments During the quarter, we increased our exposure to broadly syndicated loans as we are taking a disciplined and selective approach to investing in the current environment Broadly syndicated loans priced lower than LIBOR + 4.00% totaled $84.2 million as of December 31, 2018 1 2 3 4

Contact: Michael Mosticchio, Investor Relations ocsi-ir@oaktreecapital.com